UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported):  March 26, 2008
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

001-09645	74-1787539
(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     On March 26, 2008, Clear Channel Communications, Inc. (the “Company”) issued a press release, a copy of which is furnished as Exhibit 99.1, announcing that the Company, joined by CC Media Holdings, Inc., a corporation formed by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (the “Sponsors”), filed a cause of action for tortious interference against Citigroup Global Markets, Inc., Citicorp USA, Inc., Citicorp North America, Inc., Morgan Stanley Senior Funding, Inc., Credit Suisse Securities USA, LLC, RBS Securities Corporation, Wachovia Investment Holdings, LLC, Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. (the “Banks”) who had committed to finance the debt to be issued in connection with the previously announced acquisition of the Company by CC Media Holdings, Inc. (the “Merger”).
     On March 27, 2008, the Company issued a press release, a copy of which is furnished as Exhibit 99.2, announcing that in connection with the cause of action disclosed above a temporary restraining order had been issued by the District Court of Bexar County, Texas, ordering that the Banks, among other things, must not “interfere with or thwart consummation of the Merger Agreement” by refusing to fund the Merger. A hearing to determine whether the temporary restraining order should be made a temporary injunction pending a full trial on the merits is scheduled for April 8, 2008.
     The Company previously announced that it anticipated that the closing of the Merger would occur on or before March 31, 2008. Representatives of the Company and the Sponsors met on March 27, 2008, at a time previously noticed by the Sponsors to the Company and the Banks for a closing of the merger. At that meeting, each of the Company and the Sponsors confirmed that they were ready, willing and able to consummate the Merger and that each of the Sponsors was prepared to fund their respective equity commitments. The Company and the Sponsors further confirmed that all of the conditions to the closing of the Merger under the merger agreement had been satisfied. The Sponsors informed the Company, however, that they would not be able to consummate the merger at that time due to the failure of the Banks to provide the required financing in accordance with the Banks’ binding commitments. Representatives of the Banks failed to attend the previously noticed meeting. The Company continues to be ready, willing and able to consumate the Merger under the merger agreement, which remains in effect. The Company is unable, however, to estimate a closing date at this time and cautions the markets that a closing may not occur.
Item 9.01 Financial Statements And Exhibits.
99.1	Press Release of Clear Channel Communications, Inc. issued March 26, 2008.

99.2	Press Release of Clear Channel Communications, Inc. issued March 27, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: March 27, 2008	By:	/s/ Herbert W. Hill
Herbert W. Hill,
SVP Chief Accounting Officer

INDEX TO EXHIBITS
99.1	Press Release of Clear Channel Communications, Inc. issued March 26, 2008.

99.2	Press Release of Clear Channel Communications, Inc. issued March 27, 2008.